Exhibit 99.1

Essential Properties Realty Trust, Inc. Announces New Chief Financial Officer

7/7/2020

PRINCETON, N.J.—(BUSINESS WIRE)—Essential Properties Realty Trust, Inc. (NYSE: EPRT; the “Company”), today announced the appointment of Mark E. Patten as an Executive Vice President and the Chief Financial Officer and Treasurer of the Company, effective August 10, 2020.

“I am pleased to welcome Mark to our executive team as our Chief Financial Officer and Treasurer,” said Peter M. Mavoides, President and Chief Executive Officer of the Company. “Mark brings a strong track record of financial and business leadership. His financial skills, real estate and accounting experience and leadership attributes make him the right choice to join our team at this time.”

Mr. Patten has been a Senior Vice President and the Chief Financial Officer of CTO Realty Growth, Inc., previously known as Consolidated-Tomoka Land Co., a publicly traded diversified real estate operating company, since April 16, 2012. Since November 26, 2019, Mr. Patten has been a Senior Vice President and the Chief Financial Officer and Treasurer of Alpine Income Property Trust, Inc., a publicly traded real estate investment trust (“REIT”) that invests in single-tenant net lease retail properties throughout the United States. In connection with his appointment as the Company’s Chief Financial Officer, Mr. Patten has resigned from his positions with CTO Realty Growth, Inc. and Alpine Income Property Trust, Inc., effective as of July 31, 2020. Previously, from January 2004 until the sale of the company in April 2007, Mr. Patten was a Senior Vice President and the Chief Accounting Officer of CNL Hotels & Resorts, Inc., a public, non-traded lodging REIT with approximately $7.7 billion in total assets. Mr. Patten began his career at KPMG in September 1986, and he was elected into the partnership in July 1997. Mr. Patten’s experience involves various aspects of finance, accounting, real estate development and operations, financial and SEC reporting, and treasury management. He graduated from the University of Florida with a B.S. in Accounting.

In connection with Mr. Patten’s appointment, Anthony K. Dobkin will resign from his role as the Company’s Interim Chief Financial Officer, effective as of August 10, 2020.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of March 31, 2020, the Company’s portfolio consisted of 1,050 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 99.5% leased to 212 tenants operating 283 different concepts in 16 industries across 43 states.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve numerous known and unknown risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission (the “Commission”). Copies of these filings may be obtained from the Company or the Commission.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619

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